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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): DECEMBER 18, 2001

                         ------------------------------

                          RELIANT ENERGY, INCORPORATED
             (Exact name of registrant as specified in its charter)

            TEXAS                         1-3187                74-0694415
(State or other jurisdiction     (Commission File Number)      (IRS Employer
      of incorporation)                                      Identification No.)


             1111 LOUISIANA
             HOUSTON, TEXAS                                         77002
(Address of principal executive offices)                          (Zip Code)


       Registrant's telephone number, including area code: (713) 207-3000

                         ------------------------------



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ITEM 5.  OTHER EVENTS.

     In December 2001, Reliant Energy Power Generation Benelux N.V. ("REPGB") and its former shareholders entered into a settlement agreement resolving the former shareholders' stranded cost indemnity obligations under the share purchase agreement relating to the purchase of REPGB. The settlement agreement has been approved by the Ministry of Economic Affairs of the Netherlands and has become effective.

     Settlement Payment. Under the settlement agreement, the former shareholders will pay to REPGB Dutch Guilders ("NLG") 410 million ($165 million based on an exchange rate of 2.48 NLG per U.S. dollar as of December 31, 2001) in January 2002 and will pay an additional NLG 90 million ($36 million) in February 2002. The payment represents a settlement of the obligations of the former shareholders to indemnify REPGB for all stranded cost liabilities other than those relating to district heating contracts. The settlement payment includes the former shareholders' payment in full of all stranded cost indemnity claims made by REPGB in the first and second quarters of 2001 with respect to import electricity contracts.

     District Heating. Under the settlement agreement, the former shareholders will indemnify REPGB for the certain stranded cost liabilities relating to district heating contracts. The terms of the indemnity are as follows:

o The settlement agreement acknowledges that the Netherlands is finalizing regulations for compensation of stranded costs associated with district heating projects.

o Within 21 days after the date these compensation rules take effect, REPGB can elect to receive one of two forms of indemnification under the settlement agreement.

o If the compensation to be paid by the Netherlands under these rules is at least as much as the compensation to be paid under the original indemnification agreement, REPGB can elect to receive a one-time payment of NLG 60 million ($24 million). In addition, unless the decree implementing the new compensation rules provides for compensation for the lifetime of the district heating projects, REPGB can receive an additional cash payment of NLG 15 million ($6 million).

o If the compensation rules do not provide for compensation at least equal to that provided under the original indemnification agreement, REPGB can claim indemnification for stranded cost losses up to a maximum of NLG 700 million ($282 million) less the amount of compensation provided by the new compensation rules and certain proceeds received from arbitrations.

o If no new compensation rules have taken effect on or prior to December 31, 2003, REPGB is entitled, but not obligated, to elect to receive indemnification under the formula described above.

     Rights of Former Shareholders to NEA Distributions. Under the terms of the original indemnification agreement, the former shareholders were entitled to receive any and all distributions and dividends above NLG 125 million ($50 million) paid by NEA B.V. ("NEA"). REPGB has a 22.5% interest in NEA, formerly known as N.V. SEP, the corporate entity formerly responsible for coordinating electric generation for the Netherlands. For information regarding the indemnity, see Note 12(e) to the Notes to the Unaudited Consolidated Financial Statements of Reliant Energy, Incorporated (the "Company") included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

     Under the settlement agreement, the former shareholders will waive all rights under the original indemnification agreement to claim distributions of NEA. As of December 31, 2001, we estimated that NEA had net assets of approximately NLG 3.2 billion ($1.3 billion).

     Financial Reporting Impact of Settlement. The Company expects that the settlement agreement will have the following impact on its consolidated financial statements:


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o    The Company estimates a net gain of approximately NLG 90 million ($35 million) for the difference between the sum of (1) the cash settlement payment additional rights to claim distributions of our NEA investment and
     (2) the amount recorded as "stranded cost indemnity receivable" in the Company's consolidated balance sheet.

o Future changes in the valuation of the stranded cost import contracts which remain an obligation of REPGB will be recorded as adjustments to the Company's consolidated statement of income thus introducing potential earnings volatility. The Company does not anticipate that its year 2001 earnings will be affected by changes in the valuation of these contracts. However, in future years, the valuation of the contracts could be affected by, among other things, changes in the price of electric power in the Netherlands, coal, low sulfur fuel oil and the value of the United States Dollar and British pound relative to the Euro.


    Some of the statements in this report and the exhibits hereto are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although Reliant Energy believes that the expectations and the underlying assumptions reflected in its forward-looking statements are reasonable, there can be no assurance that these expectations will prove to be correct. Forward-looking statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the forward-looking statements.

    In addition to the matters described in this report and the exhibits hereto, the following are some of the factors that could cause actual results to differ materially from those expressed or implied in Reliant Energy's forward-looking statements:

    o state, federal and international legislative and regulatory developments, including deregulation, re-regulation and restructuring of the electric utility industry, and changes in, or application of environmental and other laws and regulations to which Reliant Energy is subject,

    o the timing of the implementation of Reliant Energy's business separation plan,

    o the effects of competition, including the extent and timing of the entry of additional competitors in Reliant Energy's markets,

    o industrial, commercial and residential growth in Reliant Energy's service territories,

    o Reliant Energy's pursuit of potential business strategies, including acquisitions or dispositions of assets or the development of additional power generation facilities,

    o state, federal and other rate regulations in the United States and in foreign countries in which Reliant Energy operates or into which it might expand its operations,

    o   the timing and extent of changes in commodity prices and interest rates,

    o   weather variations and other natural phenomena,

    o political, legal and economic conditions and developments in the United States and in foreign countries in which Reliant Energy operates or into which it might expand its operations, including the effects of fluctuations in foreign currency exchange rates,

    o financial market conditions and the results of Reliant Energy's financing efforts,

    o the performance of Reliant Energy's projects and the success of its efforts to invest in and develop new opportunities, and

    o other factors Reliant Energy discusses in this and its other filings with the Securities and Exchange Commission.

    The words "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "should," "will," "expect," "objective," "projection," "forecast," "goal" and other similar words are intended to identify Reliant Energy's forward-looking statements.


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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       RELIANT ENERGY, INCORPORATED




Date: January 11, 2002                 By:  /s/ MARY P. RICCIARDELLO
                                          --------------------------
                                          Mary P. Ricciardello
                                          Senior Vice President and
                                          Chief Accounting Officer